TYPE:  EX-23.2

GENERAL TELEPHONY.COM, INC.


G. BRAD BECKSTEAD
-------------------------------
Certified Public Accountant
                                                 330 E. Warm Springs
                                                 Las Vegas, NV 89119
                                                 702.528.1984
                                                 425.928.2877 (efax)


October 4, 2000


To Whom It May Concern:

The firm of G. Brad Beckstead, CPA, consents to the inclusion of my report of October 4, 2000, on the Financial Statements of General Telephony.com, Inc. for the period ended December 31, 2000, in any filings which are necessary now or in the near future to be filed with the US Securities and Exchange Commission.

Signed,

/s/ G. Brad Beckstead
-----------------------
G. Brad Beckstead, CPA
Nevada License #2701


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